SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 25, 2003

Southern States Power Company, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-3074 (Commission File Number)	94-3350291 (I.R.S. Employer Identification No.)

4505 Allstate Drive, Suite 108 Riverside, California 92501 (Address of principal executive offices) (zip code)

(909) 367-2463 (Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 4. Changes in Company’s Certifying Accountant
On April 28, 2003, McKennon Wilson & Morgan LLP, (“McKennon”) the independent accountant previously engaged as the principal accountant to audit the financial statements of Southern States Power Company, Inc., (the “Company”) resigned as auditors for the Company. On July 24, 2003, the Company filed a Current Report on Form 8-K describing McKennon’s resignation.

On July 25, 2003, the Company engaged Kabani & Company, Inc. Certified Public Accountants (“Kabani”) as the Company’s independent accountants to report on the Company’s consolidated balance sheet as of April 30, 2003, and the related consolidated statements of operations, stockholders equity (deficit) and cash flows for the period then ended. The decision to appoint Kabani was approved by the Company’s Board of Directors.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Kabani, neither the Company nor anyone acting on the Company's behalf consulted with Kabani regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2003	Southern States Power Company, Inc.
a Delaware corporation

/s/ Harrison A. McCoy

By: Harrison A. McCoy
Its: Chief Executive Officer, President and Director

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